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                [GOLDMAN SACHS CREDIT PARTNERS L.P. LETTERHEAD]







PERSONAL AND CONFIDENTIAL



June 24, 1999

Classic Cable, Inc.
515 Congress Avenue, Suite 2626
Austin, Texas 78701

Attention: Steven E. Seach

                              Classic Cable, Inc.

Ladies and Gentlemen:

Reference is hereby made to the commitment letter dated the date hereof (together with Annex A and Annex B attached thereto, the "Facilities Commitment Letter") from Goldman Sachs Capital Partners L.P. ("GSCP") to Classic Cable, Inc. (the "Company"). This letter confirms the arrangements under which GSCP is exclusively authorized by the Company to act as sole Lead Arranger and sole Syndication Agent, and GSCP commits to provide all of the requested $100 million under a short term single-draw facility (the "Backstop Facility") to be used by the Company for the sole purpose of redeeming the 9 7/8% Senior Subordinated Notes due August 1, 2008 of the Company put by the existing bondholders as a result of the change of control provisions in the indenture related to such Senior Subordinated Notes triggered by the acquisition of Buford Television, Inc. ("BTI").

GSCP is pleased to confirm its commitment to act as sole Lead Arranger to provide the Company with structuring advice in connection with the Backstop Facility and as sole Syndication Agent to provide the Company with syndication advice in connection with the Backstop Facility and to provide the Company, for the period beginning the date of the closing of the Facilities described in the Facilities Commitment Letter and ending on the earlier of (x) the 45th day thereafter and (y) the date upon which the redemption payment is required to be made, $100 million for the Backstop Facility, in each case on the terms and subject to the conditions contained in this Commitment Letter. Our



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fees for such services are set forth in a separate fee letter (the "Backstop
Fee Letter") entered into by the Company and GSCP on the date hereof.

GSCP's commitment is subject, in its discretion, to the condition that the Facilities described in the Facilities Commitment Letter are closed in accordance with the terms set forth in the Facilities Commitment Letter, including, without limitation (i) there shall not have been, since the date of the most recent audited financial statements furnished by the Company to GSCP, any material change in the capital stock or long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position or results of operations of the Company and its subsidiaries taken as a whole, and (ii) there shall not have been any material disruption or adverse change in the financial or capital markets generally, or in the market for loan syndications in particular. GSCP's commitment is also subject, in its discretion, to the satisfactory negotiation, execution and delivery of appropriate loan documents relating to the Facilities described in the Facilities Commitment Letter, including, without limitation, a credit agreement, guaranties, security agreements, pledge agreements, real property mortgages, opinions of counsel and other related definitive documents (collectively, the "Loan Documents") to be based upon and substantially consistent with the terms set forth in the Facilities Commitment Letter and this Commitment Letter.

The Backstop Facility shall be deemed, until the expiration of GSCP's commitment therefor, to be a usage of the Incremental Facility described in Annex B to the Facilities Commitment Letter. The interest rates (subject to the next succeeding paragraph) and the amortization of the Backstop Facility, if drawn, shall be identical to those applicable to the Term Loan B Facility, and shall be deemed to be available under the terms and conditions that are applicable to the Term Loan B Facility. Upon the expiration of GSCP's commitment for the Backstop Facility, the Incremental Facility described in the Facilities Commitment Letter shall be deemed uncommitted and unused to the extent that the Backstop Facility was undrawn. The Backstop Facility, if drawn, shall be governed by the Loan Documents described in the Facilities Commitment Letter.

GSCP intends and reserves the sole right, after consultation with the Company, to syndicate the Backstop Facility to the Lenders (as defined in Annex B included in the Facilities Commitment Letter) and the commitment of GSCP hereunder shall be reduced as and when corresponding commitments are received from the Lenders. GSCP shall select the Lenders with the Company's consent, not to be unreasonably withheld. GSCP will lead the syndication, including determining the timing of all offers to potential Lenders, any title of agent or similar designations awarded to any Lender and the acceptance of commitments, the amounts offered and the compensation provided to each Lender from the amounts to be paid to GSCP pursuant to the terms of this Commitment Letter and the Backstop Fee Letter. GSCP will determine the final commitment allocations and will notify the Company of such determinations. To ensure an orderly and effective syndication of the Backstop Facility, you agree that, until the termination of the syndication as determined by GSCP, you will not, and will not permit any of your affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning



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the syndication or issuance of, any debt facility or debt security of Company or any of its subsidiaries (other than the Facilities and the Subordinated Debt described in the Facilities Commitment Letter and other indebtedness contemplated hereby and thereby), including any renewals or refinancings of any existing debt facility or debt security, without the prior written consent of GSCP. You also agree that only GSCP shall be entitled, but not obligated, after consultation with you, to change the terms, conditions, pricing and/or structure of the Backstop Facility if GSCP determines in its sole discretion that such changes are advisable to insure the successful syndication of the Backstop Facility; provided that the total amount of the Backstop Facility remains unchanged.

The Company agrees to reasonably cooperate with GSCP in connection with (i) the preparation of an information package regarding the business, operations and prospects of the Company, including, without limitation, the delivery of all information relating to the transactions contemplated hereunder prepared by or on behalf of the Company deemed reasonably necessary by GSCP to complete the syndication of the Backstop Facility and (ii) the presentation of such information package in bank meetings and other communications with prospective Lenders in connection with the syndication of the Backstop Facility. The Company acknowledges that GSCP will be using and relying upon the information contained in such information package and presentation without independent verification thereof. In addition, the Company represents and covenants that all information provided directly or indirectly by the Company to GSCP or the Lenders in connection with the transactions contemplated hereunder other than the Projections (as defined below) does not and will not, as of the date furnished, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and that all financial projections (the "Projections") concerning the Company and BTI and their respective subsidiaries that have been or are hereafter made available to GSCP or the Lenders by the Company or any of its representatives (or on its or their behalf) have been or will be prepared in good faith based upon reasonable assumptions, it being understood that no assurances are being given that the results forecasted in the Projections will be achieved.

In connection with arrangements such as this, it is our firm policy to receive indemnification. The Company agrees to the provisions with respect to our indemnity and other matters set forth in Annex A which is incorporated by reference into this Commitment Letter.

Please note that this Commitment Letter, the Backstop Fee Letter and any written or oral advice provided by GSCP in connection with this arrangement is exclusively for the information of the Board of Directors and senior management of the Company and may not be disclosed to any third party or circulated or referred to publicly without our prior written consent (which consent, with respect to the Commitment Letter only, shall not be unreasonably withheld), except, after providing written notice to GSCP, pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial, administrative or legislative body or committee. In addition, we hereby consent to your disclosure of (a) such advice to your officers, directors, agents and advisors who are directly involved in the consideration of the Backstop Facility to the extent such persons are obligated to hold such advice in confidence, and (b) upon your acceptance of this Commitment Letter, this Commitment



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Letter or the information contained therein to BTI and its attorneys and advisors to the extent you notify such persons of their obligations to keep such material confidential. Further, following your acceptance of this Commitment Letter (i) you may make public disclosure of the existence and amount of GSCP's commitments hereunder and of GSCP's identity as sole lead arranger and syndication agent, (ii) you may file a copy of this Commitment Letter in any public record in which it is required by law to be filed, (iii) you may make such other public disclosures of the terms and conditions hereof as you are required by law, in the opinion of your counsel, to make and (iv) you may disclose Annex B hereto as you deem reasonably necessary in connection with the transactions contemplated hereby (but not in any discussions with other senior lenders that are not Lenders (as defined in Annex B)).

As you know, GSCP may from time to time effect transactions, for its own account or the account of customers, and hold positions in loans or options on loans of the Company and other companies that may be the subject of this arrangement. In addition, Goldman, Sachs & Co. is a full service securities firm and as such may from time to time effect transactions, for its own account or the account of customers, and hold positions in securities or options on securities of the Company and other companies that may be the subject of this arrangement. In addition, GSCP may employ the services of its affiliates in providing certain services hereunder and may exchange with such affiliates information concerning the Company and other companies that may be the subject of this arrangement, and such affiliates shall be entitled to the benefits afforded to GSCP hereunder.

GSCP's commitment hereunder shall terminate on August 15, 1999 unless the closing of the Facilities described in the Facilities Commitment Letter shall have been consummated. This Commitment Letter and the Backstop Fee Letter may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this Commitment Letter or the Backstop Fee Letter by telecopier shall be effective as delivery of a manually executed counterpart thereof.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to GSCP the enclosed copy of this Commitment Letter, together, if not previously executed and delivered, with the Backstop Fee Letter, on or before the close of business on June 24, 1999, whereupon this Commitment Letter and the Backstop Fee Letter shall become binding agreements between us. If the Commitment Letter and the Backstop Fee Letter are not signed and returned as described in the preceding sentence by such date, this offer will terminate on such date. We look forward to working with you on this assignment.

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Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS L.P.


By:  /s/ JOSEF H. NORFLUS
     -----------------------------------
         Authorized Signatory


                                        ACCEPTED as of the date above:

                                        CLASSIC CABLE, INC.


                                        By:  /s/ STEVEN E. SEACH
                                             --------------------------
                                        Name:    Steven E. Seach
                                        Title:   President and Chief Financial
                                                 Officer


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                                    Annex A

In the event that GSCP becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with or as a result of either this arrangement or any matter referred to in this Commitment Letter or the Fee Letter (together, the "Letters"), the Company will reimburse GSCP for its reasonable legal and other reasonable expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Company also will indemnify and hold GSCP harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of either this arrangement or any matter referred to in the Letters and without regard to the exclusive or contributory negligence of GSCP, except to the extent that any such loss, claim, damage or liability results from the gross negligence, willful misconduct or bad faith of GSCP in performing the services that are the subject of the Letters. If for any reason the foregoing indemnification is unavailable to GSCP or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by GSCP as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company, and its stockholders on the one hand and GSCP on the other hand in the matters contemplated by the Letters as well as the relative fault of the Company and GSCP with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of GSCP and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of GSCP and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, GSCP, any such affiliate and any such person. The Company also agrees that neither GSCP nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability based on its or their exclusive contributory negligence or otherwise to the Company, any person asserting claims on behalf of or in right of the Company or any other person in connection with or as a result of either this arrangement or any matter referred to in the Letters except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence, willful misconduct or bad faith of GSCP in performing the services that are the subject of the Letters; provided, however, that in no event shall such Indemnified Party or such other parties have any liability for any indirect, consequential or punitive damages. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either this arrangement or any matter referred to in the Letters is hereby waived by the parties hereto. The Company agrees that, to the extent permitted by law, any suit or proceeding arising in respect to this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. The provisions of this Annex A shall survive any termination or completion of the arrangement provided by the Letters, and this Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.